SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.   20549


                                   FORM 8-K



                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) MARCH 9, 1998
                                                         -------------


                             COASTAL BANCORP, INC.
                             ---------------------
              (Exact name of registrant as specified in charter)


           TEXAS                              0-24526               76-0428727
(State  or  other  jurisdiction     (Commission File Number)     (IRS Employer
     of  incorporation)                                    Identification No.)

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
5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS . . . .            77057
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(Address of Principal executive offices) . . . . .       (Zip Code)


Registrant's telephone number including area code.   (713) 435-5000
                                                    ---------------
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(Former  name  or former address, if changed since last report) Not applicable
                                                                --------------

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ITEM  5.                    OTHER  EVENTS.
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          On March 9, 1998, Coastal Banc ssb ("Coastal") announced that it has successfully resolved an outstanding tax benefit issue with the Federal Deposit Insurance Corporation. The resolution resulted in a one-time positive income adjustment for Coastal of approximately $3.7 million or approximately 71 cents per share and an ongoing quarterly benefit of $226,406 or 4.3 cents per share.


ITEM  7.             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
--------             ---------------------------------------------------------
EXHIBITS.
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     (a)          Financial  Statements
                  ---------------------

               No  financial  statements  are  required.

     (b)          Pro  Forma  Financial  Information
                  ----------------------------------

               No  pro  forma  financial  information  is  required.

     (c)          Exhibits
                  --------

               No.                    Description
               ---                    -----------
               28(b)                    Press  Release,  dated  March  9, 1998


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     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL  BANCORP,  INC.


/s/  Catherine  N.  Wylie                    Date:    March  10,  1998
-------------------------
by:    Catherine  N.  Wylie,  Executive  Vice  President
     and  Chief  Financial  Officer











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                             COASTAL BANCORP, INC.




                                 EXHIBIT 28(B)


              PRESS RELEASE OF THE REGISTRANT DATED MARCH 9, 1998


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     NEWS  RELEASE


                             FOR IMMEDIATE RELEASE

             COASTAL BANC SSB SUCCESSFULLY RESOLVES FDIC TAX ISSUE

HOUSTON (March 9, 1998) - Coastal Banc ssb (NASDAQ: CBSA) ("Coastal") announced today that it has successfully resolved an outstanding tax benefit issue with the Federal Deposit Insurance Corporation ("FDIC") as Manager of the Federal Savings and Loan Insurance Corporation Resolution Fund ("FRF"). The resolution of the issue resulted in a one-time positive income adjustment for Coastal of approximately $3.7 million or approximately 71 cents per share and an ongoing quarterly benefit of $226,406 or approximately 4.3 cents per share calculated on approximately 5.2 million diluted shares outstanding as of January 31, 1998. The one-time gain from this settlement will give Coastal the opportunity to review and adjust certain balance sheet accounts during the first quarter of 1998 which may result in less than all such one-time gain being reflected in net income.
     The tax issue dealt with the deductibility of items accruing to the FDIC for certain tax benefits and arose out of differing interpretations of the Tax Benefit Agreement dated March 31, 1994 which was developed in conjunction with the early termination of Coastal's 1988 Southwest Plan Agreement.
     Coastal Bancorp, Inc. owns, through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered, state savings bank headquartered in Houston. Coastal Banc ssb operates 37 branch offices in metropolitan Houston, Austin, Corpus Christi and small cities in the south east quadrant of Texas. At December 31, 1997, Coastal Banc ssb was considered to be a "well capitalized" institution according to FDIC guidelines.



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